Exhibit 99.1

Agilent Reports First-Quarter Fiscal Year 2023 Financial Results
Delivers excellent start to the year; raises full-year guidance
Highlights:

•Revenue of $1.76 billion represents 5% reported growth year-over-year; and up 10% on a core(1) basis.
•GAAP net income of $352 million with earnings per share (EPS) of $1.19, up 28% from the first quarter of 2022.
•Non-GAAP(2) net income of $406 million with EPS of $1.37, up 13% from the first quarter of 2022.
•Full year revenue has been raised and is now expected to be in the range of $7.03 billion to $7.10 billion, representing reported growth of 2.7% to 3.7% and core(1) growth of 5.5% to 6.5%. Fiscal year 2023 non-GAAP(3) EPS has been raised and is now estimated to be in the range of $5.65 to $5.70.
•Second-quarter revenue expected to be in the range of $1.655 billion to $1.680 billion with non-GAAP(3) EPS of $1.24 to $1.27.

SANTA CLARA, Calif., Feb. 28, 2023 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.76 billion for the first quarter ended January 31, 2023, an increase of 5% compared to the first quarter of 2022 and up 10% on a core(1) basis.
First-quarter GAAP net income was $352 million, or $1.19 per share. This compares with $283 million, or 93 cents per share, in the first quarter of fiscal year 2022. Non-GAAP(2) net income was $406 million, or $1.37 per share during the quarter, compared with $368 million or $1.21 per share during the first quarter a year ago.
“The Agilent team delivered an excellent start to 2023 with broad based growth across our end markets and geographic regions,” said Agilent President and CEO Mike McMullen. “These positive results reflect the resiliency and durability of our diversified business and put us in a solid position for the year ahead.”

Financial Highlights

Life Sciences and Applied Markets Group
Agilent’s Life Sciences and Applied Markets Group (LSAG) reported first-quarter revenue of $1.033 billion, a year over year increase of 6% (up 11% on a core(1) basis). LSAG’s operating margin for the quarter was 30.4%.

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Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported first-quarter revenue of $381 million, a year over year increase of 6% (up 13% on a core(1) basis). ACG’s operating margin for the quarter was 27.0%.
Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) reported first-quarter revenue of $342 million, a year over year increase of 1% (up 5% on a core(1) basis). DGG’s operating margin for the quarter was 17.2%.

Full Year and Second-Quarter Outlook
Full year revenue has been raised and is now expected to be in the range of $7.03 billion to $7.10 billion, representing reported growth of 2.7% to 3.7% and core(1) growth of 5.5% to 6.5%. Fiscal year 2023 non-GAAP(3) EPS guidance has also been raised and is now estimated to be in the range of $5.65 to $5.70.
The outlook for second-quarter revenue is expected to be in a range of $1.655 billion to $1.680 billion. Second-quarter non-GAAP(3) earnings guidance is expected to be in the range of $1.24 to $1.27 per share.
The outlook is based on forecasted currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s first-quarter 2023 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q1 2023 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.85 billion in fiscal 2022 and employs 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.
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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for Q2 and fiscal year 2023 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended October 31, 2022. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q1 fiscal year 2023 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q2 fiscal year 2023 and full fiscal year 2023 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of intangibles amortization, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration and net loss on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q2 fiscal year 2023 and full fiscal year 2023 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $36 million per quarter.
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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2023	2022

Net revenue	$1,756	$1,674

Costs and expenses:
Cost of products and services	788	764
Research and development	123	117
Selling, general and administrative	419	417
Total costs and expenses	1,330	1,298

Income from operations	426	376

Interest income	9	1
Interest expense	(25)	(21)
Other income (expense), net	—	(37)

Income before taxes	410	319

Provision for income taxes	58	36

Net income	$352	$283

Net income per share:
Basic	$1.19	$0.94
Diluted	$1.19	$0.93

Weighted average shares used in computing net income per share:
Basic	296	301
Diluted	297	303

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,250	$1,053
Accounts receivable, net	1,459	1,405
Inventory	1,111	1,038
Other current assets	258	282
Total current assets	4,078	3,778

Property, plant and equipment, net	1,147	1,100
Goodwill and other intangible assets, net	4,793	4,773
Long-term investments	188	195
Other assets	713	686
Total assets	$10,919	$10,532

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$540	$580
Employee compensation and benefits	296	455
Deferred revenue	521	461
Short-term debt	238	36
Other accrued liabilities	341	329
Total current liabilities	1,936	1,861

Long-term debt	2,733	2,733
Retirement and post-retirement benefits	99	97
Other long-term liabilities	542	536
Total liabilities	5,310	5,227

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 296 million shares at January 31, 2023 and 295 million shares at October 31, 2022, issued and outstanding	3	3
Additional paid-in-capital	5,345	5,325
Retained earnings	541	324
Accumulated other comprehensive loss	(280)	(347)
Total stockholders' equity	5,609	5,305
Total liabilities and stockholders' equity	$10,919	$10,532

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2023	2022
Cash flows from operating activities:
Net income	$352	$283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	82
Share-based compensation	44	44
Deferred taxes	4	24
Excess and obsolete inventory related charges	7	5
Net loss on equity securities	10	47
Change in fair value of contingent consideration	1	3
Other non-cash expenses, net	1	—
Changes in assets and liabilities:
Accounts receivable, net	(5)	(46)
Inventory	(69)	(54)
Accounts payable	(27)	37
Employee compensation and benefits	(174)	(210)
Other assets and liabilities	85	40
Net cash provided by operating activities (a)	296	255

Cash flows from investing activities:
Investments in property, plant and equipment	(76)	(75)
Payment to acquire equity securities	(1)	(3)
Proceeds from sale of equity securities	4	—
Proceeds from convertible loan	2	—
Payment in exchange for convertible note	(3)	(1)
Acquisition of businesses and intangible assets, net of cash acquired	(30)	—
Net cash used in investing activities	(104)	(79)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	35	27
Payment of taxes related to net share settlement of equity awards	(51)	(63)
Payment for contingent consideration	(62)	—
Payment of dividends	(67)	(63)
Proceeds from commercial paper	527	240
Repayment of commercial paper	(324)	(240)
Treasury stock repurchases	(75)	(447)
Net cash used in financing activities	(17)	(546)

Effect of exchange rate movements	22	(4)

Net increase (decrease) in cash, cash equivalents and restricted cash	197	(374)

Cash, cash equivalents and restricted cash at beginning of period	1,056	1,490

Cash, cash equivalents and restricted cash at end of period	$1,253	$1,116

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,250	$1,113
Restricted cash, included in other assets	3	3
Total cash, cash equivalents and restricted cash	$1,253	$1,116

(a) Cash payments included in operating activities:
Income tax payments, net	$17	$22
Interest payments	$15	$18

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$352	$1.19	$283	$0.93
Non-GAAP adjustments:
Intangible amortization	36	0.12	51	0.17
Transformational initiatives	7	0.02	4	0.01
Acquisition and integration costs	2	0.01	7	0.02
Change in fair value of contingent consideration	1	—	3	0.01
Net loss on equity securities	12	0.04	45	0.15
Other	3	0.01	—	—
Adjustment for taxes (a)	(7)	(0.02)	(25)	(0.08)
Non-GAAP net income	$406	$1.37	$368	$1.21

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as windfall benefits on stock compensation and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. For the three months and year ended January 31, 2023, management used a non-GAAP effective tax rate of 13.75%. For the three months and year ended January 31, 2022, management used a non-GAAP effective tax rate of 14.25%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, business exit and divestiture costs, pension settlement loss, loss on extinguishment of debt and net loss (gain) on equity securities.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Net loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements, special compliance costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q1'23	Q1'22
Revenue	$1,033	$976
Gross Margin, %	61.2%	60.5%
Income from Operations	$314	$282
Operating margin, %	30.4%	28.9%

Diagnostics and Genomics Group

	Q1'23	Q1'22
Revenue	$342	$339
Gross Margin, %	51.2%	52.8%
Income from Operations	$59	$68
Operating margin, %	17.2%	20.1%

Agilent CrossLab Group

	Q1'23	Q1'22
Revenue	$381	$359
Gross Margin, %	48.5%	47.5%
Income from Operations	$103	$91
Operating margin, %	27.0%	25.2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs and change in fair value of contingent consideration.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'23	Q1'22	Year-over-Year % Change

Life Sciences and Applied Markets Group	$1,033	$976	6%
Diagnostics and Genomics Group	342	339	1%
Agilent CrossLab Group	381	359	6%
Agilent	$1,756	$1,674	5%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q1'23	Q1'22	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$1,031	$976	6%	11%	-5 ppts	$(52)
Diagnostics and Genomics Group	342	339	1%	5%	-4 ppts	(14)
Agilent CrossLab Group	381	359	6%	13%	-7 ppts	(23)
Agilent (Core)	$1,754	$1,674	5%	10%	-5 ppts	$(89)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.